TYPE:     EX-99.2
SEQUENCE: 4
DESCRIPTION: PRO FORMA FINANCIAL INFORMATION

                                                                    EXHIBIT 99.2

     On August 28, 2000, Sapient Corporation (the "Company" or "Sapient") acquired Human Code, Inc. for approximately $133.1 million in stock and the replacement of existing Human Code stock options, including direct acquisition costs of approximately $1.9 million. The Company issued approximately 1,508,000 shares of the Company's common stock and approximately 471,000 stock options of the Company pursuant to this acquisition. Human Code is a provider of interactive design services for broadband applications. The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their respective fair values. Human Code's results of operations are included in the Company's consolidated statement of operations from the date of acquisition.

     The unaudited Pro Forma Condensed Consolidated Statements of Operations (the Pro Forma Statements of Operations) for the year ended December 31, 1999 and the six months ended June 30, 2000 give effect to the acquisition of Human Code as if it had occurred on January 1, 1999. The Pro Forma Statements of Operations are based on the historical results of operations of the Company and Human Code for the year ended December 31, 1999 and the six months ended June 30, 2000. The Pro Forma Statements of Operations and the accompanying notes thereto should be read in conjunction with and are qualified by the historical consolidated financial statements of the Company and notes thereto included in the Company's Annual Report on Form 10-K.

     The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future results of operations of the combined company after the acquisition of Human Code, or of the results of operations of the combined company that would have actually occurred had the acquisition of Human Code been effected on January 1, 1999.

     A summary of the acquisition follows (in thousands):

Common stock                                                                       $101,172
 Stock options                                                                       29,941
 Transaction costs                                                                    1,941
                                                                                   --------
 Total consideration                                                                133,054
 Fair value of net liabilities assumed                                                2,161
                                                                                   --------
 Excess of purchase price over fair value of net tangible assets acquired          $135,215
                                                                                   ========

     In connection with the acquisition of Human Code, the Company assumed the outstanding options granted under the Human Code 1994 Stock Option/Stock Issuance Plan (the Human Code Plan). Prior to the acquisition, options to purchase approximately 2,864,000 shares of Human Code common stock were outstanding at exercise prices between $0.10 and $3.25 per share. As a result of the acquisition, the Company replaced the outstanding Human Code stock options with options to purchase approximately 471,000 shares of the Company's common stock. The options will vest ratably over a period up to four years. The Company recorded deferred compensation of $11.2 million related to the intrinsic value of the unvested options. The deferred compensation will be charged to operations at the rate of approximately $1.0 million per quarter for the next seven quarters, and $3.9 million in total thereafter, spread over nine quarters.

     The excess of purchase price over fair value of net tangible assets acquired was as follows (in thousands):

     Customer contracts                                     $     300
     Assembled workforce and employment agreements              2,900

     Deferred compensation                                     11,185
     Developed technology                                      13,000
     Deferred taxes                                            (6,480)
     Goodwill                                                 114,310
                                                            ---------

Total                                                       $ 135,215
                                                            =========


     The purchase price allocation for intangible assets is based on the report of an independent appraiser. These assets are being amortized on a straight-line basis over lives principally ranging from three to seven years.

                              SAPIENT CORPORATION
        PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                      Sapient                                  Pro Forma              Combined
                                                    Corporation      Human Code, Inc.         Adjustments             Pro Forma
                                                    -----------      ----------------         -----------             ---------

REVENUES                                             $ 226,103          $  11,473              $      --              $ 237,576
                                                     ---------          ---------              ---------              ---------
COSTS AND EXPENSES:
Project personnel costs                                108,896              7,747                     --                116,643
     Selling and Marketing                              15,654              1,661                     --                 17,315
     General and administrative                         59,006              5,731                     --                 64,737
     Amortization of intangible assets                   1,641                 --                 10,736(a)              12,377
     Stock-based compensation                              220                 --                  2,014(a)               2,234
                                                     ---------          ---------              ---------              ---------
     Total Operating Expenses                          185,417             15,139                 12,750                213,306
                                                     ---------          ---------              ---------              ---------
OPERATING INCOME (LOSS)                                 40,686             (3,666)               (12,750)                24,270
INTEREST INCOME (EXPENSE)                                5,241                (56)                    --                  5,185
                                                     ---------          ---------              ---------              ---------
INCOME (LOSS) BEFORE TAXES                              45,927             (3,722)               (12,750)                29,455
PROVISION (BENEFIT) FOR INCOME TAXES                    18,446                 --                 (2,030)(b)             16,416
                                                     ---------          ---------              ---------              ---------
INCOME (LOSS) BEFORE NET EQUITY LOSS FROM INVESTEE      27,481             (3,722)               (10,720)                13,039
NET EQUITY LOSS FROM INVESTEE                              629                 --                     --                    629
                                                     ---------          ---------              ---------              ---------
NET INCOME (LOSS)                                    $  26,852          $  (3,722)             $ (10,720)             $  12,410
                                                     =========          =========              =========              =========
NET INCOME PER SHARE:
     Basic                                           $    0.23                                                        $    0.10
     Diluted                                         $    0.20                                                        $    0.09
WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING:
     Basic                                             117,066                                     1,508                118,574
     Diluted                                           133,006                                     1,979                134,985
-------------------------------------------------------------------------------------------------------------------------------

(a) Amortization expense related to deferred compensation charge, goodwill and other intangible assets was recorded in connection with the acquisition of Human Code by Sapient
(b) Tax benefit for Human Code losses and deductibility of certain intangible asset amortization

                              SAPIENT CORPORATION
        PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                      Sapient                               Pro Forma              Combined
                                                    Corporation     Human Code, Inc.       Adjustments             Pro Forma
                                                    -----------     ----------------       -----------             ---------

REVENUES                                             $ 276,844          $  15,354           $      --              $ 292,198
                                                     ---------          ---------           ---------              ---------
COSTS AND EXPENSES:
     Project personnel costs                           134,638              9,426                  --                144,064
     Selling and Marketing                              21,429              1,188                  --                 22,617
     General and administrative                         69,388              5,058                  --                 74,446
     Amortization of intangible assets                   2,284                203              21,772(a)              24,259
     Stock-based compensation                            2,029                 --               4,094(a)               6,123
     Acquisition Costs                                   2,340                 --                  --                  2,340
                                                     ---------          ---------           ---------              ---------
         Total Operating Expenses                      232,108             15,875              25,866                273,849
                                                     ---------          ---------           ---------              ---------
OPERATING INCOME (LOSS)                                 44,736               (521)            (25,866)                18,349
INTEREST INCOME                                          4,227                 49                  --                  4,276
OTHER INCOME (GAIN ON SALE)                                 --                 15                  --                     15
                                                     ---------          ---------           ---------              ---------
INCOME (LOSS) BEFORE TAXES                              48,963               (457)            (25,866)                22,640

PROVISION (BENEFIT) FOR INCOME TAXES                    18,506                (14)             (2,216)(b)             16,276
                                                     ---------          ---------           ---------              ---------
INCOME (LOSS) BEFORE NET EQUITY LOSS FROM INVESTEE      30,457               (443)            (23,650)                 6,364
NET EQUITY LOSS FROM INVESTEE                              157                 --                  --                    157
                                                     ---------          ---------           ---------              ---------
NET INCOME (LOSS)                                    $  30,300          $    (443)          $ (23,650)             $   6,207
                                                     =========          =========           =========              =========
NET INCOME PER SHARE:
     Basic                                           $    0.27                                                     $    0.05
     Diluted                                         $    0.24                                                     $    0.05
WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING:
     Basic                                             111,418                                  1,508                112,926
     Diluted                                           125,626                                  1,979                127,605

----------------------------------------------------------------------------------------------------------------------------

(a) Amortization expense related to deferred compensation charge, goodwill and other intangible assets was recorded in connection with the acquisition of Human Code by Sapient
(b) Tax benefit for Human Code losses and deductibility of certain intangible asset amortization